Exhibit 30(n)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated March 31, 2025, with respect to the financial statements of Lincoln Benefit Life Company, and April 1, 2025, with respect to the financial statements of Lincoln Benefit Life Variable Life Account, included in Post-Effective Amendment No. 25 to the Registration Statement under the Securities Act of 1933 (Form N-6 No. 333-100131) and the related Statement of Additional Information accompanying the Prospectus.

/s/ Ernst & Young LLP

Chicago, Illinois
April 28, 2025